Air Transport Services Group, Inc. Announces Proposed Add-On Offering of Senior Notes

Wilmington, Ohio – April 7, 2021 – Air Transport Services Group, Inc. (NASDAQ: ATSG) announced today that its wholly owned, indirect subsidiary, Cargo Aircraft Management, Inc. (“CAM”), has commenced an add-on offering, subject to market and other customary conditions, of $150 million in aggregate principal amount of its 4.750% senior notes due 2028 (the “new notes”) in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).
The new notes will be issued as additional notes under an existing indenture, dated as of January 28, 2020, pursuant to which CAM previously issued $500 million aggregate principal amount of its 4.750% senior notes due 2028 (the “existing notes”). The new notes will be fully fungible with the existing notes, treated as a single class for all purposes under the indenture governing the existing notes with the same terms as those of the existing notes (other than issue date and issue price) and issued under the same CUSIP numbers as the existing notes (except that the new notes issued pursuant to Regulation S (“Regulation S”) under the Securities Act will trade separately under a different CUSIP number until 40 days after the issue date of the new notes, but thereafter, any holder may transfer their new notes issued pursuant to Regulation S into the same CUSIP number as the existing notes issued pursuant to Regulation S).
The offering of the new notes has not been registered under the Securities Act or under any state securities laws, and the new notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and from applicable state securities laws.
CAM intends to use the proceeds from the offering of the new notes to fund the repayment of certain revolving loans outstanding under ATSG and CAM’s secured bank credit facility and to pay fees and expenses in connection with the offering of the new notes.
This press release is neither an offer to sell nor the solicitation of an offer to buy any of the new notes and will not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Air Transport Services Group, Inc.
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.;

Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.

Forward-Looking Statements
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause ATSG’s actual results to differ materially from those indicated by such forward-looking statements. Such factors are described in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact Information
Air Transport Services Group, Inc.
Quint Turner, Chief Financial Officer, (937) 366-2303